Exhibit 23.1
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                                     [LOGO]

                         [McGLADREY & PULLEN LETTERHEAD]



We hereby consent to the incorporation by reference in the April 25, 1996 Registration Statement on Form S-1 of our report, dated December 7, 1995, which appears on page 19 of the annual report on Form 10-KSB of Industrial Technologies, Inc. for the year ended September 30, 1995, and reference to our Firm under the caption "Experts" in the Prospectus.


                                             /s/ McGladrey & Pullen, LLP


New Haven, Connecticut
May 23, 1996